UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) – November 19, 2015

WEST PHARMACEUTICAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-8036	23-1210010
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Herman O. West Drive, Exton, PA		19341-0645
(Address of principal executive offices)		(Zip Code)

 Registrant’s telephone number, including area code: 610-594-2900

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On November 19, 2015, West Pharmaceutical Services, Inc. (the "Company") appointed George L. Miller to serve as Senior Vice President, General Counsel and Corporate Secretary, effective immediately. Mr. Miller will serve on the senior leadership team and will oversee the Company's global legal function and corporate governance.

Prior to joining the Company, Mr. Miller served as Senior Vice President, General Counsel and Secretary for Sigma-Aldrich Corporation. Mr. Miller brings with him more than 30 years of corporate legal experience with large, multinational, publicly-traded companies in the pharmaceutical, life sciences and transportation industries. Prior to working at Sigma-Aldrich, Mr. Miller worked at Novartis, where he held posts in New York, Basel, Switzerland and Tokyo, Japan, as well as Federal Express Corporation in Tokyo, Japan.

Mr. Miller earned his Juris Doctorate from Georgetown University Law Center in Washington, D.C., his Masters of Business Administration from the Thunderbird School of Global Management in Glendale, Arizona, and his Bachelor of Arts from the University of St. Thomas in St. Paul, Minnesota. He also holds an Advanced Management Program certificate from INSEAD (European Institute for Business Administration), and has served in leadership positions in numerous professional and civic organizations.

A copy of the press release issued by the Company is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this report (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (Exchange Act) or otherwise subject to the liabilities of that section, nor will it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific referencing in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
	99.1	West Pharmaceutical Services, Inc. Press Release, dated November 19, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST PHARMACEUTICAL SERVICES, INC.

/s/ William J. Federici
William J. Federici
Senior Vice President and Chief Financial Officer

November 19, 2015

EXHIBIT INDEX

Exhibit No.	Description
99.1	West Pharmaceutical Services, Inc. Press Release, dated November 19, 2015.